EXHIBIT 9

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: May 5, 2025

Scott Kapnick

By:	/s/ Scott Kapnick
Scott Kapnick

HPS Group GP, LLC

By:	/s/ Scott Kapnick
	Name:	Scott Kapnick
	Title:	Sole Member

SLF LBI Aggregator, LLC

By: HPS Group GP, LLC, its non-member manager

By:	/s/ Scott Kapnick
	Name:	Scott Kapnick
	Title:	Sole Member

Estrella Media, Inc.

By:	/s/ Peter Markham
	Name:	Peter Markham
	Title:	Chief Executive Officer